UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2021

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Walter J. (“Chuck”) McBride as Chief Financial Officer

On November 2, 2021, Faraday Future Intelligent Electric Inc. (the “Company”) announced the appointment of Walter J. (“Chuck”) McBride as Chief Financial Officer of the Company, effective as of November 1, 2021 (the “Effective Date”). Mr. McBride, age 69, has served as chief financial officer of the following three publicly traded companies: (i) Iteris Inc. (NASDAQ: ITI), a provider of smart mobility infrastructure management solutions, from December 2013 to July 2014; (ii) SRS Labs, Inc. (NASDAQ: SRSL), a leader in audio signal processing and enhancement technology using innovative software solutions, from October 2011 until the acquisition of the company by DTS, Inc. in July 2012; and (iii) Capstone Green Energy Corp. (NASDAQ: CGRN), a designer and manufacturer of microturbine technology for stationary power generation, cogeneration and hybrid electric vehicles, from 2005 to 2008. From 2013 until his appointment as the Company’s Chief Financial Officer, Mr. McBride served as Managing Director and Chief Financial Officer of Orange County Financial Services LLC, where he specialized in raising capital for startups of disruptive technology licensing, accounting control systems, strategic financial planning, mergers and acquisitions research, business development and operating efficiencies. Mr. McBride also served as the chief financial officer of Synthetic Genomics, Inc., a company dedicated to developing and commercializing genomic driven solutions to address global energy and environmental challenges, from 2008 until March 2011. Prior to that, Mr. McBride served as the chief financial officer and in various senior executive management positions with several private and public companies. Mr. McBride holds a Bachelor of Science degree in Accounting and Finance from The Ohio State University and a Master of Science degree in Computer Systems Management from Rochester Institute of Technology.

In connection with Mr. McBride’s appointment, the Company and Mr. McBride entered into a letter agreement, effective as of the Effective Date (the “Offer Letter”), pursuant to which Mr. McBride will receive an annual base salary of $330,000 and a discretionary annual performance bonus of up to $170,000. Also in connection with his appointment, Mr. McBride will receive restricted stock unit awards with an aggregate grant date fair value of $2,500,000 and granted in $500,000 annual increments, with the first $500,000 grant to occur after the Effective Date and subsequent $500,000 grants to occur annually thereafter through the fourth anniversary of the Effective Date. Each restricted stock unit represents the right to receive one share of the Company’s Class A Common Stock, and each grant will vest in 25% annual increments, subject to Mr. McBride’s continued service through each applicable vesting date. Mr. McBride is also eligible to participate in the Company’s other benefit programs on the same basis as the Company’s officers.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There are no other arrangements or understandings between Mr. McBride, on the one hand, and any other persons, on the other hand, pursuant to which he was selected as the Company’s Chief Financial Officer. Additionally, there are no transactions involving the Company, on the one hand, and Mr. McBride, on the other hand, that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Resignation of Zvi Glasman as Chief Financial Officer

On November 2, 2021, the Company announced that Zvi Glasman, Chief Financial Officer, has stepped down from his position effective at the close of business on October 27, 2021 (the “Transition Date”). Mr. Glasman will remain employed as a senior advisor to the Company through December 31, 2021 (the “Separation Date” and, the period from the Transition Date to the Separation Date, the “Transition Period”) to assist with the orderly transition of his duties and will provide consulting services to the Company as an independent contractor from the Separation Date until February 15, 2022. Mr. Glasman’s departure from the Company is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls.

In connection with Mr. Glasman’s resignation, on October 27, 2021, the Company entered into an agreement (the “Transition and Consulting Agreement”) with Mr. Glasman setting forth the terms of Mr. Glasman’s transition arrangements, and which supersedes the existing employment letter agreement between a subsidiary of the Company and Mr. Glasman. Mr. Glasman will continue employment with the Company on a transitional basis in the role of senior advisor during the Transition Period. The Company will continue to pay Mr. Glasman a monthly base salary of $50,000 during the Transition Period, to be paid periodically in accordance with the Company’s normal payroll practices and subject to applicable withholdings, and he will remain eligible to participate in the Company’s health and welfare programs, in accordance with their terms and the terms of the Transition and Consulting Agreement. Mr. Glasman will not be eligible for an annual bonus with respect to 2021. During the Transition Period, Mr. Glasman remains eligible to continue vesting in his option awards outstanding as of the Transition Date (the “Option Awards”) in accordance with the terms of the applicable Company equity plan under which the applicable Option Award was granted and the applicable award agreement, unless Mr. Glasman terminates his employment for any reason prior to the Separation Date, in which case further vesting will immediately cease.

The Transition Period may be terminated earlier by either party, provided that if the Company terminates the Transition and Consulting Agreement, then (i) the Company will remain obligated to pay Mr. Glasman his base salary for the remainder of the Transition Period and his consulting fees for the Consulting Period (discussed below) and (ii) the Option Awards that would have otherwise vested if Mr. Glasman’s employment had continued through the Separation Date will become immediately vested and exercisable.

Pursuant to the Transition and Consulting Agreement, Mr. Glasman will provide consulting services to the Company, as an independent contractor, from the Separation Date until February 15, 2022, unless earlier terminated (the “Consulting Period”). During the Consulting Period, Mr. Glasman will receive a monthly consulting fee of $50,000, pro-rated for any partial month of service. The Company may terminate the Consulting Period with or without cause, provided that such termination will obligate the Company to pay Mr. Glasman any consulting fees that would otherwise be payable through February 15, 2022, that remain unpaid.

The foregoing summary of the Transition and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition and Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

A copy of the Company’s press release announcing the Chief Financial Officer transition described in Item 5.02 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
10.1	Offer Letter, dated October 30, 2021, by and between Faraday Future Intelligent Electric Inc. and Walter J. (Chuck) McBride.
10.2	Transition and Consulting Agreement, dated October 27, 2021, by and between Faraday Future Intelligent Electric Inc. and Zvi Glasman.
99.1	Press Release dated November 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: November 2, 2021	By:	/s/ Jarret Johnson
	Name:	Jarret Johnson
	Title:	Vice President, General Counsel & Secretary

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